UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On October 8, 2015, Sunshine Heart, Inc. (“Sunshine Heart” or the “Company”) announced that, on Wednesday, October 14th, Dr. Dimitrios Georgakopoulos PhD, Sunshine Heart’s Chief Scientific Officer, will present at the Transcatheter Cardiovascular Therapeutics (TCT) scientific symposium, hemodynamic data collected from pre-clinical studies and patients implanted with the C-Pulse device during device optimization and from patients with implantable sensors.  Prior to his clinical presentation at the TCT conference, Dr. Dimitrios Georgakopoulos will present this data to the investment community at Sunshine Heart’s annual analyst and investor breakfast meeting, which begins at 7:00am (PST) on Tuesday, October 13th at the W Hotel San Francisco.  Dr. Leslie W. Miller MD, an investigator in the COUNTER-HF trial, and Dr. William E. Cohn MD, Texas Heart Institute, Houston will also present at the breakfast.  Following the event, the presentations will be available on the Investor section of the Sunshine Heart website at http://ir.sunshineheart.com/index.cfm.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release - Sunshine Heart to Present Hemodynamic Data Supporting Mechanism of Action of the C-Pulse System at 2015 Transcatheter Cardiovascular Therapeutics Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 8, 2015	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release - Sunshine Heart to Present Hemodynamic Data Supporting Mechanism of Action of the C-Pulse System at 2015 Transcatheter Cardiovascular Therapeutics Conference